BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Filed in the office of	Document Number
Barbara K. Cegavske	20190161416-31
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/11/2019 1:35 PM
	Entity Number E0513582005-7

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

FitLife Brands, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

150,000,000 shares of common stock, par value $0.01 per share.
10,000,000 shares of preferred stock, par value $0.01 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

18,750 shares of common stock, par value $0.01 per share.
10,000,000 shares of preferred stock, par value $0.01 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue 1 share of common stock for every 8,000 shares of common stock issued and outstanding immedately prior to the effectiveness of the reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Those individuals who own less than 1 share of common stock immediately following the reverse split shall be entitled to receive cash in lieu of fractional shares. Those individuals who own more than 1 share of common stock immediately following the reverse split shall retain their fractional shares.

7. Effective date and time of filing: (optional) Date: 04/16/2019 Time: 12:01 am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Dayton R. Judd

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190161417-42
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 04/11/2019 1:35 PM
	Entity Number: E0513582005-7

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
FitLife Brands, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
18,750 shares of common stock, par value $0.01 per share.
10,000,000 shares of preferred stock, par value $0.01 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
15,000,000 shares of common stock, par value $0.01 per share.
10,000,000 shares of preferred stock, par value $0.01 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The Corporation shall issue 800 shares of common stock for every 1 share of common stock issued and outstanding immedately prior to the effectiveness of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares will be issued. Any fractional shares of common stock that would otherwise result from this forward stock split shall be rounded up to the next whole share of common stock.

7. Effective date and time of filing: (optional) Date: 04/16/2019 Time: 12:02 am
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Dayton R. Judd
Signature of Officer

Chief Executive Officer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.